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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Certified Public Accountants" and to the use of our report dated February 17, 1997, with respect to the Missouri Cable Television System to be sold by Masada Cable Partners, L.P. to Charter Communications Entertainment I, L.P., in Amendment
No. 2 to Registration Statement No. 333-26853 for the $82,000,000 Series B Senior Subordinated Notes due 1999 of CCA Holdings Corp.


                                       ERNST & YOUNG LLP


Birmingham, Alabama
 July 23, 1997